UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 12, 2009

ECOLOCAP SOLUTIONS INC.
 (Exact Name of Small Business Issuer as specified in its charter)

NEVADA	000-52256
(State or other jurisdiction of incorporation)	(Commission File No.)

740, Notre-Dame West
Suite 1525
Montreal H3C 3X6
 (Address of principal executive offices)

514-876-3907
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-

Item 7.01:              Regulation FD Disclosure.

On June 12, 2009, Ecolocap Solutions Inc. (the “Company”) filed a press release to a marked increase in both price and trading volume in the Carbon Credit market.. After a softening of the market in line with the world wide financial and economic slowdown the situation is again favorable for “CER Aggregators” both in price and volume of business.

Item 9.01:	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 12, 2009

*********************

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ecolocap Solutions Inc.

Date: June 12, 2009	By:	TRI VU TRUONG
Tri Vu Truong
Chief Executive Officer